EXHIBIT 99.1

Contact

Amy Seltzer Hedison

Investor Relations

(617) 250-6012

ahedison@epixpharma.com

FOR IMMEDIATE RELEASE

November 1, 2005

EPIX Pharmaceuticals to Present Business and Regulatory Update at MASS
Opportunities: A Biotechnology Investment Conference

Cambridge, MA, November 1, 2005 - EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), announced today that its presentation at the Massachusetts Biotechnology Council’s Annual Biotechnology Investment Conference will be webcast live.

Michael J. Astrue, EPIX Interim Chief Executive Officer, is scheduled to deliver the presentation, which will include an update on the clinical and regulatory status and strategic direction of the Company, on Thursday, November 3, 2005 at 9:40 am ET, at the Hilton Logan Airport in Boston.  The webcast of the presentation can be accessed live through the Investor Relations page of the Company’s website, www.epixpharma.com.  An archived version of the webcast will be available beginning three hours after the live presentation for ninety days.

About EPIX

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.

CONTACT: EPIX Pharmaceuticals, Inc

Investor Relations, 617-250-6012

Amy Seltzer Hedison

SOURCE: EPIX Pharmaceuticals, Inc.

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